SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 21, 2004

                        Commission File Number: 000-49679

                                LitFunding Corp.
                                ----------------
             (Exact name of registrant as specified in its charter)

Nevada                                                               93-1221399
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

5455 Wilshire Blvd., Suite 2126, Los Angeles, California                  90036
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(Address of principal executive offices)                             (Zip Code)



                                  323.857.0448
                                  ------------
              (Registrant's Telephone Number, Including Area Code)





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ITEM 3. Bankruptcy & Receivership

LitFunding Corp. (the "Registrant') and its subsidiary, California LitFunding, both Nevada corporations (the "LitFunding Companies") are pleased to report that their Second Amended Joint Plan of Reorganization (Plan) under Chapter 11 of the Bankruptcy Code was confirmed by the United States Bankruptcy Court, Central District of California, Los Angeles Division on May 26, 2004. The order confirming that ruling was entered into the court record on June 17, 2004 and became effective on June 21, 2004.

The Plan (a copy of which is attached hereto as an Exhibit) divides all claims into different "classes" based upon their particular legal rights and characteristics. The "treatment" or payment terms accorded each class of claims in the Plan varies with each class. The material payment provisions in the Plan can be summarized as follows. The "class of claims" comprised of debenture holders will be paid in full over a period of five years, with interest. The class of claims comprised of recourse unsecured claims, will receive distributions over a period of approximately eighteen months equal to 100% of the principal balance owed on such claims. Each of these claimants will also receive a distribution of common stock. The claims held by the IEP Claimants (the IEP Claimants are the claimants that provided the Litfunding Companies substantially all of the funding the Litfunding Companies advanced to law firms and plaintiffs for litigation financing) have been incorporated into a single composite non-recourse promissory note in the amount of $26,275,709 (the "IEP Plan Note"). The IEP Plan Note balance will be paid solely from the collections received by the Lifunding Companies from the lawsuits financed by the Litfunding Companies prior to February 26, 2004 (the "Contract Pool"). As these funds are collected from the Contract Pool, they will be remitted to a Distribution Agent, less a fixed monthly "administrative charge" payable to the LitFunding Companies. The Distribution Agent, who was selected by the IEP Claimants, will then be responsible for paying the funds out to the IEP Claimants. If for any reason the funds collected from Contract Pool and remitted to the Distribution Agent is not sufficient to fully retire the balance owed on the IEP Note, then the sum of the "administrative charges" deducted by LitFunding Companies to fund their overhead, plus the sums paid to the recourse unsecured creditors from and after October 2004, must be remitted to the IEP Claimants (the amount would be the lesser of the totality of these deductions or the shortfall on the IEP
Note). This latter obligation, which totals $1,590,000, is set forth in a second promissory note referred to as the Contingent Administrative Note. If the IEP Plan Note is paid in full, the Contingent Administrative Note is automatically cancelled.

As of the date of the Plan, our approximate liabilities were $27.5 million of which approximately $26.3 million is comprised of the obligations in the IEP Plan Note and in the Contingent Administrative Note. Approximate assets were $10 million not including accrued fees which we are precluded from recognizing prior to case settlement. That is a GAAP requirement.

As of the date the order was entered, the Registrant had 9,410,850 shares of its common stock issued and outstanding. The Registrant also has 1,418,500 options and 970,000 warrants to purchase shares of its common stock outstanding with employees and related parties as of the date the order was entered; beyond those totals, approximately 500,000 options will be issued under the Plan to ordinary creditors.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

The Plan confirms the non-recourse nature of the claims held by the IEP Claimants. Although this non-recourse debt is substantial, as of this writing, the LitFunding Companies believe that the collections from the Contract Pool will range between $30 million dollars and $36 million dollars within the next two years, which should be sufficient to fully retire the IEP Plan Note. However, there is no assurance that sums within this range will in fact be realized from this source, or that they will be realized within this time frame, since the collections are solely dependent upon the results achieved in the underlying lawsuits. If the LitFunding Companies are successful in retiring the IEP Plan Note from the collections generated from the Contract Pool as anticipated, the Contingent Administrative Note will be cancelled, leaving the LitFunding Companies with a very modest debt burden, and the right to retain all future collections from the Contract Pool. In contrast, if the LitFunding Companies are not successful in timely retiring the IEP Plan Note, they will have to promptly find a source of funds to retire the obligations arising under the Contingent Administrative Note.

We believe that we are emerging from bankruptcy as a re-energized company with reduced debt burden and a single business purpose. Our management takes the position that to have completed such a large and complex restructuring after the unwarranted and debilitating litigation of the past 14 months is a remarkable achievement and we owe our thanks to a dedicated core staff and outside experts that worked so hard to help us navigate the bankruptcy process. As we emerge from bankruptcy we intend to apply this same effort and tenacity to rebuilding our capital and growing profitably.

In our estimation, the LitFunding Companies have been among the nation's largest litigation funding companies and one of the very few specializing in providing funds to plaintiff's attorneys. Historically, we have made advances on a purely non-recourse basis. However, we intend to start marketing our new full recourse loan product in the third quarter of 2004. We anticipate that this product, which accrues interest payments quarterly, will limit our exposure to losses and allow for earlier recognition of revenue. At the same time, we believe that the new program will help us respond to the continuous demand from the legal community for more traditional borrowing vehicles. In addition, we expect that these loans will carry a lower, more comfortable interest rate in comparison to the fees we currently charge for our non-recourse advance product. We anticipate that the new program will eventually represent up to 50% of our core business.

Our management is also confident that our move to Nevada, scheduled for completion no later than December 31, 2004, will further strengthen and consolidate our recovery from the bankruptcy. We believe that the move will enable us to take advantage of more favorable prevailing commercial and tax laws than we experience currently. The LitFunding Companies remain committed to aggressively expanding our geographic market penetration and we hope to explore opportunities to acquire assets or other companies in this industry.

ITEM 7.  Exhibits

Exhibit 2.  Plan of Reorganization




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     LitFunding Corp.
                                     a Nevada corporation


July 6, 2004                By:      /s/ Morton Reed
                                     -----------------------------------------
                                     Morton Reed, Chief Executive Officer